EXHIBIT 99.2
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                          AMERICAN BINGO & GAMING CORP.

                     FILES SUIT AGAINST TWO FORMER DIRECTORS
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SEPTEMBER  15,  1998  -  WEST  COLUMBIA, SOUTH CAROLINA. AMERICAN BINGO & GAMING
CORP. (NASDAQ:BNGO): Andre Hilliou, CEO of American Bingo & Gaming Corp., announced today the Company has filed suit against two former directors, Greg Wilson and Robert Hersch, and Investors Associates, which previously served as the Company's underwriter, in civil court in Columbia, South Carolina. The purpose of the lawsuit is to recover monies owed to the Company from various transactions. In addition, the Company has filed suit against two other individuals along with Wilson alleging certain improprieties and seeking recovery on behalf of the Company.

The Company's corporate headquarters are located in West Columbia, South Carolina. American Bingo & Gaming Corp. is a market leader in the $14 billion non-casino gaming market and $6 billion North American charitable bingo market. The Company generates a majority of its revenues from video gaming operations in South Carolina and also earns revenues from bingo centers in Texas, Alabama and South Carolina. Except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation and taxation, customer attendance and spending, competition, general economic conditions, and other risks detailed in the Company's SEC reports.

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CONTACT:
--------
ANDRE'  M.  HILLIOU
CHAIRMAN  OF  THE  BOARD
CHIEF  EXECUTIVE  OFFICER  AND  PRESIDENT
(803)  796-7875
www.ambingo.com
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